Exhibit 99.2
RED LION HOTELS CORPORATION UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL INFORMATION
     The following unaudited pro forma consolidated financial information gives effect to (a) the sale of the hotel and the related franchise agreement described in Item 2.01 of this Form 8-K, and (b) the repayment of the entire principal balance outstanding under the registrant’s revolving credit facility with KeyBank National Association (collectively, the “Transactions”).
     The following unaudited pro forma consolidated balance sheet as of March 31, 2011 gives effect to the Transactions as if they were consummated on March 31, 2011. The information included in this unaudited pro forma consolidated balance sheet was derived from the registrant’s unaudited March 31, 2011 historical consolidated balance sheet included in its Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2011.
     The following unaudited pro forma consolidated statement of operations for the fiscal year ended December 31, 2010 gives effect to the Transactions as if they were consummated at the beginning of that fiscal year. The information included in this unaudited pro forma consolidated statement of operations was derived from the registrant’s historical audited consolidated statement of operations for the fiscal year ended December 31, 2010, which was included in the registrant’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2010.
     The following unaudited pro forma consolidated statement of operations for the three months ended March 31, 2011 gives effect to the Transactions as if they were consummated at the beginning of that three-month period. The information included in this unaudited pro forma consolidated statement of operations was derived from the registrant’s consolidated statement of operations for the three months ended March 31, 2011, which was included in the registrant’s Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2011.
     The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the Transactions, are factually supportable and, in the case of the pro forma consolidated statements of operations, have a recurring impact. The following unaudited pro forma consolidated financial information has been prepared by management of the registrant for illustrative purposes only. The unaudited pro forma consolidated financial information is not intended to represent or be indicative of the registrant’s financial position or results of operations in future periods or the results that actually would have been realized had the registrant not included the business operations of its Red Lion Hotel on Fifth Avenue property during the specified periods.
     The assumptions and estimates used and pro forma adjustments derived from such assumptions and estimates are based on currently available information. Management of the registrant believes such assumptions and estimates are reasonable under the circumstances. The unaudited pro forma consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the registrant included in its Form 10-K filed with the SEC on March 16, 2011 and its Form 10-Q filed with the SEC on May 9, 2011.

RED LION HOTELS CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2011
(Amounts in thousands)

	Historical
	Consolidated	Sale of
	Red Lion Hotels	Red Lion Hotel on		Unaudited
	Corporation	Fifth Avenue		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$5,607	$(137	)(1)	$49,009
		43,539	(3)
Restricted cash	4,792	(38	)(1)	4,754
Accounts receivable, net	5,992	(202	)(1)	5,790
Inventories	1,322	(54	)(1)	1,268
Prepaid expenses and other	1,920	(50	)(1)	1,870
Deferred income taxes	7,377	(4,651	)(4)	2,726
Assets held for sale	43,944	(34,138	)(1)	9,806

Total current assets	70,954	4,269		75,223

Property and equipment, net	229,458	—		229,458
Goodwill	22,730	—		22,730
Intangible assets, net	7,972	—		7,972
Other assets, net	6,732	(895	)(5)	5,837

Total assets	$337,846	$3,374		$341,220

LIABILITIES
Current liabilities:
Accounts payable	$5,504	$(58	)(1)	$5,446
Income Taxes Payable	—	8,827	(4)	8,827
Accrued payroll and related benefits	3,239	(150	)(1)	3,089
Accrued interest payable	291	—		291
Advance deposits	1,079	(102	)(1)	977
Other accrued expenses	11,991	(327	)(1)	11,664
Revolving credit facility, due within one year	25,000	(25,000	)(6)	—
Current portion of long-term debt	24,928	—		24,928

Total current liabilities	72,032	(16,810)		55,222

Long-term debt, due after one year	51,391	—		51,391
Deferred income	5,015	—		5,015
Deferred income taxes	11,789	—		11,789
Debentures due Red Lion Hotels Capital Trust	30,825	—		30,825

Total liabilities	171,052	(16,810)		154,242

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Red Lion Hotels Corporation stockholders’ equity
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—		—
Common stock - 50,000,000 shares authorized; $0.01 par value; 18,993,267 shares issued and outstanding	190	—		190
Additional paid-in capital, common stock	147,633	—		147,633
Retained earnings	18,975	20,184	(12)	39,159

Total Red Lion Hotels Corporation stockholders’ equity	166,798	20,184		186,982

Noncontrolling interest	(4)	—		(4)

Total equity	166,794	20,184		186,978

Total liabilities and stockholders’ equity	$337,846	$3,374		$341,220

RED LION HOTELS CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010
(Amounts in thousands, except per share data)

	Historical
	Consolidated	Sale of
	Red Lion Hotels	Red Lion Hotel on		Unaudited
	Corporation	Fifth Avenue		Pro Forma
Revenue:
Hotels	$148,568	$(14,279	)(2)	$134,289
Franchise	3,209	669	(7)	3,878
Entertainment	9,236	—		9,236
Other	2,481	—		2,481

Total revenues	163,494	(13,610)		149,884

Operating expenses:
Hotels	116,574	(9,465	)(2)	107,216
		107	(8)
Franchise	3,118	396	(7)	3,514
Entertainment	7,769	—		7,769
Other	1,598	—		1,598
Depreciation and amortization	20,885	(1,851	)(2)	18,803
		(231	)(9)
Impairment Loss	5,733	—		5,733
Hotel facility and land lease	5,840	—		5,840
Gain (loss) on asset dispositions, net	(25)	(2	)(2)	(27)
Undistributed corporate expenses	6,304	—		6,304

Total expenses	167,796	(11,046)		156,750

Operating income (loss)	(4,302)	(2,564)		(6,866)

Other income (expense):
Interest expense	(9,073)	843	(10)	(8,230)
Other income, net	409	—		409

Income (loss) before taxes	(12,966)	(1,721)		(14,687)

Income tax expense (benefit)	(4,736)	(627	)(11)	(5,363)

Net income (loss) from continuing operations	(8,230)	(1,094)		(9,324)

Less: Net income (loss) attributable to noncontrolling interest	10	(10	)(2)	—

Net income (loss) from continuing operations attributable to Red Lion Hotels Corporation	$(8,220)	$(1,104)		$(9,324)

Earnings per share — basic and diluted
Net income (loss) from continuing operations	$(0.45)			$(0.50)
Weighted average shares -basic and diluted	18,485			18,485

RED LION HOTELS CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2011
(Amounts in thousands, except per share data)

	Historical
	Consolidated	Sale of
	Red Lion Hotels	Red Lion Hotel on		Unaudited
	Corporation	Fifth Avenue		Pro Forma
Revenue:
Hotels	$30,158	$(2,841	)(2)	$27,317
Franchise	707	135	(7)	842
Entertainment	2,800	—		2,800
Other	607	—		607

Total revenues	34,272	(2,706)		31,566

Operating expenses:
Hotels	27,169	(2,143	)(2)	25,054
		28	(8)
Franchise	894	85	(7)	979
Entertainment	2,614	—		2,614
Other	393	—		393
Depreciation and amortization	5,306	(457	)(2)	4,523
		(326	)(9)
Hotel facility and land lease	2,111	—		2,111
Gain (loss) on asset dispositions, net	(86)	—		(86)
Undistributed corporate expenses	1,344	—		1,344

Total expenses	39,745	(2,813)		36,932

Operating income (loss)	(5,473)	107		(5,366)

Other income (expense):
Interest expense	(2,301)	283	(10)	(2,018)
Other income, net	4	—		4

Income (loss) before taxes	(7,770)	390		(7,380)

Income tax expense (benefit)	(2,999)	151	(11)	(2,848)

Net income (loss)	(4,771)	239		(4,532)

Less: Net income (loss) attributable to noncontrolling interest	10	(1	)(2)	9

Net income (loss) attributable to Red Lion Hotels Corporation	$(4,761)	$238		$(4,523)

Earnings per share — basic and diluted
Net income (loss)	$(0.25)			$(0.24)
Net income (loss) attributable to Red Lion Hotels Corporation	$(0.25)			$(0.24)
Weighted average shares -basic and diluted	18,974			18,974

RED LION HOTELS CORPORATION
ADJUSTMENTS TO UNAUDITED
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)	These adjustments reflect the elimination of the assets transferred and liabilities assumed by the buyer.
(2)	These adjustments reflect the elimination of the operating results of the Red Lion Hotel on Fifth Avenue.
(3)	Reflects cash proceeds received at the closing of the sale of $71 million, net of estimated transaction and selling costs, and the repayment of the principal balance outstanding under the registrant’s revolving credit facility. The credit facility was secured by the hotel sold and the registrant was required to repay the outstanding principal balance with proceeds from the sale.
(4)	Reflects the tax impact of the sale on income taxes payable and deferred income taxes. It is estimated that the sale will result in income taxes payable of approximately $8.8 million after utilizing net operating loss carry forwards and credits, the impact of which can be seen in the adjustment to deferred income taxes. Note that the pro forma tax adjustments are subject to further refinement and adjustment based on a more comprehensive tax analysis and review. Such income taxes payable are reflected as an adjustment in the pro forma consolidated balance sheet as of March 31, 2011. However, as the charge is non-recurring, such amount is not reflected in the pro forma consolidated statements of operations for any periods presented.
(5)	To record the reduction of deferred financing costs associated with the credit facility.
(6)	To record the repayment of the principal balance outstanding under the credit facility.
(7)	To record franchise revenue and expense associated with operating the hotel as a franchise.
(8)	To record the retained corporate expenses previously allocated to this hotel.
(9)	To record the reduction of loan fee amortization expense related to the credit facility.
(10)	To record elimination of interest expense under the credit facility.
(11)	Adjustment to reflect the income tax effect of the pro forma adjustments at the applicable tax rates.
(12)	To record the impact of adjustments made, including the gain on sale. The estimated gain, net of tax, has been included as an adjustment to retained earnings but has not been reflected in the pro forma consolidated statements of operations as it is non-recurring in nature.

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